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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                  JULY 2, 2002


                              24/7 REAL MEDIA, INC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)







           DELAWARE                      1-14355                 13-3995672
(STATE OR OTHER JURISDICTION OF (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
        INCORPORATION)                                       IDENTIFICATION NO.)


                    1250 BROADWAY, NEW YORK, NEW YORK, 10001
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (212) 231-7100
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ITEM 5  OTHER EVENTS

On July 2, 2002, 24/7 Real Media, Inc., a Delaware corporation ("24/7", or the "Company"), entered into a Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement (the "Purchase Agreement") with Sunra Capital Holdings Limited ("Sunra"), a newly formed investment fund advised by Merchant's Group International.

The Company filed a Form 8-K with respect to this transaction and is filing this Form 8-K/A for the purpose of filing additional or corrected Exhibits.

The Certificate of Designation filed with the Secretary of State of the State of Delaware relating to the Series A Preferred Stock and the Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement are filed as exhibits hereto and are hereby incorporated by reference.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS

         (a)      Financial Statements of Businesses Acquired

                  Not applicable

         (b)      Unaudited Pro Forma Consolidated Financial Information

                  Not applicable.

         (c)      Exhibits

         (d)      Exhibits

         4.1      Certificate of Designation of Series A Convertible Preferred
         Stock

         10.1 Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement dated as of July 2, 2002 between the Company and Sunra Capital Holdings Limited ("Sunra")*.

         * Disclosure schedules are omitted, but will be furnished supplementally to the Commission upon request.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                24/7 Real Media, Inc


Date July 12, 2002                              By: /s/ Mark E. Moran
                                                   ----------------------------
                                                   Executive Vice President and
                                                   General Counsel